Filed Pursuant to Rule 424(b)(3)
                                              Registration No. 333-93045

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 PROSPECTUS

                           SPECIAL ACQUISITIONS, INC.

                            Best Efforts Offering


This is our initial public offering, and no public market currently exists for our shares.

We are offering these shares through our directors and officers without the use of a professional underwriter. We will not pay commissions on stock sales.

All investor funds will be placed in an escrow account at Colorado Business
Bank.

If the minimum is not subscribed for in 180 days this offering will expire and the escrowed funds will be returned, without interest.

Investing in our common stock involves risks. You should not purchase our common stock unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 3 of this prospectus.

These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have those organizations determined that this prospectus is accurate or complete. Any representation otherwise is a criminal offense.


                    Offering price              Proceeds to
                    to the public    Discount   company
Per share           $   5.00         $0         $   5.00
Minimum     20,000  $100,000         $0         $100,000
Maximum     60,000  $300,000         $0         $300,000


                 The date of this prospectus is April 14, 2000

                           SPECIAL ACQUISITIONS, INC.
                            1945 South Poplar Street
                                Denver, CO 80224
                                (303) 758-2803



[Back Cover Page]

                     Dealer prospectus delivery obligation

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.




                              TABLE OF CONTENTS
                                                                         Page

Summary................................................................... 2
Risk Factors.............................................................. 3
Rule 419 Escrow Of Proceeds And Stock Prior To An Acquisition............. 5
Dilution.................................................................. 7
Use of Proceeds........................................................... 8
Determination of Offering Price........................................... 8
Plan of Operation......................................................... 9
Business..................................................................10
Management................................................................15
Certain Transactions......................................................18
Principal Security Holders................................................18
Description of Securities.................................................19
Plan of Distribution......................................................20
Legal Matters.............................................................22
Experts...................................................................22
Where You Can Find Additional Information.................................22
Index to Financial Statements for period ended November 30, 1999..........F-1



                                  SUMMARY

About Us

We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with a business or company operating in the internet industry. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor have we identified any specific business or company for a merger with us. Our management, however, is always looking for potential merger candidates.

Since our formation, our activities have been limited to the sale of initial shares for our organization and our preparation of this registration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering until we make an acquisition.

Corporate Information

We were incorporated under Nevada law on March 26, 1999.

Our offices are at 1945 South Poplar Street, Denver, CO 80224. Our telephone number is (303) 758-2803.

This Offering

Securities offered                   Common stock, $0.001 par value,
                                     20,000 share minimum
                                     60,000 share maximum

Price per Share                      $5.00

Common stock outstanding             130,000 shares
prior to the offering

Common stock to be                   190,000 shares
outstanding after
the maximum offering

Use of Proceeds

Of the offering proceeds deposited into the escrow account, if we obtain the minimum of $100,000, 10% may be released to us prior to a confirmation offering in which you reconfirm your investment in accordance with procedures required by Rule 419. However, we do not intend to request release of any funds from the escrow. Thus all of the escrowed funds will be available for a business combination that is closed under the provisions of Rule 419.

We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Any debt to management will not be repaid out of escrowed funds. Management is not aware of any circumstances under which this policy, through its own initiative, may be changed.


                               RISK FACTORS

Blank check offering rules will restrict your access to the funds, prevent transfer of the securities and impose other restrictions that adversely affect your investment.

As of the date of this prospectus, we have not entered into or negotiated any arrangements for a business combination with an acquisition candidate. Since we have not yet attempted to seek a business combination, and due to our lack of experience, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives.

 If we are unable to locate an acquisition candidate meeting the Rule
419 acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds are returned, without interest.

A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, we can successfully convince you and a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm your investments.

If a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. In such event, none of the securities held in escrow will be issued and the funds will be returned to you on a proportionate basis.

Up to 80% of the shares may be purchased by our officers, directors, current shareholders and any of their affiliates or associates. It is likely that such insiders will elect to reconfirm a proposed business combination reducing or eliminating your effect on the outcome of the 80% required reconfirmation.

No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the related rules. Under Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in the Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required.

There is substantial doubt about our ability to operate as a going concern.

We have minimal capital resources presently available to meet obligations. We anticipate incurring no significant expenditures. We are operating on a budget that does not allow us to be a "going concern." Based on our business model, our only way we will become a "going concern" is to consummate an acquisition. If we are unable to consummate an acquisition within 18 months of the date of this prospectus your funds will be returned to you on a proportionate basis.



Conflicts of interest may arise between management's personal financial benefit and management's fiduciary duty to you.

Our director and Officer are or may become, in their individual capacities, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. All of our directors and officers engage in business activities outside of us, and the amount of time they will devote to our business will only be about five (5) to twenty (20) hours each per month. There exist potential conflicts of interest including allocation of time between us and such other business entities.

In making an investment in us, you may be doing so under terms that may ultimately be less favorable than making an investment directly in a operating company with a specific business.

	A business combination with an operating company will result in dilution of your percentage ownership in us. Although there is no way of knowing the exact amount of dilution, it is likely to be substantial, even more than 80%. An investment directly in an operating company will reduce the risk of such a drastic dilution as (1) they are already a public company and have no need to merge to go public; and (2) shareholders of operating companies that merge with us need to have more than 80% of the outstanding shares after merger to consolidate the operating company financial statements with our financial statements.

Even if all the shares offered are sold to persons other than existing shareholders, our present stockholders will own 68.4% of our outstanding shares.

Thus the present shareholders will continue to be able to elect our director, appoint our officers, and control our affairs and operations.

Initially, our securities may be sold in the State of Colorado only.

Thus the securities you buy may be resold by you only in Colorado, until a resale exemption is available in other states.



                        RULE 419 ESCROW OF PROCEEDS
                     AND STOCK PRIOR TO AN ACQUISITION

Acquisition Criteria

Rule 419 requires that, before your offering funds can be released to us and our securities can be released to you, we must execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of this offering, the fair value of the business or assets to be acquired must be at least $240,000 (80% of $300,000).

Post-Effective Amendment

Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation Offering

The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

     The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

     Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

     If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

 - The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $80,000 elect to reconfirm their investment.

 - If a closed acquisition has not occurred within 18 months from the date of this prospectus, the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release Of Securities And Funds

The funds will be released to us, and the securities will be released to you, only after:

     The escrow agent has received a signed representation from us and any other evidence acceptable to the escrow agent that:

          We have executed an agreement for the acquisition of an acquisition candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

          The post-effective amendment has been declared effective;

          We have satisfied all of the prescribed conditions of the reconfirmation offer; and

          We have closed the acquisition of the business with a fair value of at least 80% of the maximum proceeds.


                                  DILUTION

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of our outstanding common shares.

The following table illustrates, as of November 30, 1999, the dilution to investors in this offering:

                                          Maximum            Minimum

Public offering price per share           $ 5.00             $ 5.00

Net tangible book value per
     Share, before this offering          $  .0962              .0962

Increase per share attributable
     to payment by new investors          $ 1.5723              .6838

Net tangible book value per share,
     after this offering                  $ 1.6447              .7500

Dilution to new investors per share       $ 3.3553             4.2500

As of the date hereof there are currently no plans, proposals, arrangements or understandings with respect to the sale of additional securities to any persons for the period commencing with the closing of this offering and our identification of a business acquisition.

For the maximum offering, the following table compares between existing shareholders and new investors:

     the number of shares of our common stock held,

     their percentage ownership of such shares,

     the total consideration paid,

     the percentage of total consideration paid, and

     the average price per share:

                 Shares Purchased       Total Consideration     Price Per
                 Amount    Percentage   Paid       Percentage   Share
Existing
 Shareholders     130,000   68.4%      $ 17.000.00      5.4%    $ .1308

New Investors      60,000   31.6%       300,000.00     94.6%    $5.000

Total             190,000  100.0%       317,000.00    100.0%    $1.6684


                               USE OF PROCEEDS

The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation by you. Such funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities.

After we reach the offering minimum of $100,000 and prior to the reconfirmation of the offering, Rule 419 permits 10% of the funds to be released from escrow to us. We do not intend to request release of these funds therefore all of the funds will be used by the business acquisition.

Under Rule 419, after the reconfirmation offering and the closing of the business combination the escrow funds plus any interest received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us and used as working capital.


                       DETERMINATION OF OFFERING PRICE

We set the offering price of $5.00 per share arbitrarily. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history or lack thereof. Among factors considered by us in determining the offering price were:

     Estimates of our business potential
     Our limited financial resources
     The amount of equity desired to be retained by present shareholders The amount of dilution to the public
     The general condition of the securities markets



                               PLAN OF OPERATION

We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date.

Substantially all of our expenses will be from our efforts to identify a suitable acquisition candidate and close the acquisition. These expenses will be funded from cash on hand, or if additional funds are required, by loans from management until an acquisition is closed.

We anticipate incurring no significant expenditures. Before the conclusion of this offering, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees. There are no management salaries prior to an acquisition. Based on the foregoing, even without loans from management, we will have sufficient funds to satisfy our cash requirements during the Rule 419 escrow period of up to 18 months from the date of this prospectus.

Therefore we do not expect to issue any additional securities before the closing of a business combination, although we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans, or proposals for such financing.

We will not use the offering funds as collateral or security for any loan or debt incurred, or to pay back any loan or debts incurred, by us. If we do require additional financing, this financing may not be available to us, or if available, it may be on terms unacceptable to us.



                                  BUSINESS

Overview

Since inception, our primary activity has been directed to organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination. We have not engaged in any preliminary efforts intended to identify possible business combination and have neither conducted negotiations concerning nor entered into a letter of intent concerning any such acquisition candidate. We are filing this registration statement in order to initiate a public offering for our securities.

Operations

We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to employ our funds in their business or who seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential in a business combination rather than to pursue immediate, short-term earnings.

We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with cash on hand or loaned by management. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Our proposed business is sometimes referred to as a "blank check" company because you will entrust your investment monies to our management before they have a chance to analyze any ultimate use to which this money may be put. Although substantially all of the funds of this offering are intended to be used to close a business combination, such proceeds are not otherwise being designated for any specific purposes. Under Rule 419, as a prospective investor you will have an opportunity to evaluate the specific merits or risks of only the business combination that management decides to enter into.

We may seek a business combination with firms which:

     Have recently commenced operations;

     Are developing companies in need of additional funds for expansion into new products or markets;

     Are seeking to develop a new product or service; and

     Are established businesses that may be experiencing financial or operating difficulties and are in need of additional capital.

A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for our shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself, such as:

     Time delays;

     Significant expense;

     Loss of voting control; and

     Compliance with various federal and state securities laws.

We will not acquire a candidate unless the fair value of the acquisition candidate represents 80% of the maximum offering proceeds. To determine the fair market value of an acquisition candidate, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, focusing attention on assets, liabilities, sales and net worth. If we determine that the financial statements of a proposed acquisition candidate do not clearly indicate that the fair market value test has been satisfied, we will obtain an opinion from an investment-banking firm that is a member of National Association of Securities Dealers, Inc. to the satisfaction of such criteria.

Based upon the probable desire on the part of the owners of acquisition candidates to assume voting control over us in order to avoid tax consequences or to have complete authority to manage the business, we will combine with just one acquisition candidate. This lack of diversification should be considered a substantial risk in investing in us because we will not permit us to offset potential losses from one venture against gains from another.

Upon closing of a business combination, there will be a change in control that will result in the resignation of our present officer and director.

Although our officers and directors, from time to time, have discussions with companies that are looking to be acquired, our officer or director has had no preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Accordingly, any acquisition candidate that is selected may be a financially unstable company or an entity in an early stage of development or growth, including entities without established records of sales or earnings. Accordingly, we may become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in the Internet industry, an industry characterized by a high level of risk. Although management will endeavor to evaluate the risks inherent in an acquisition candidate, there can be no assurance that we will properly ascertain or assess all significant risks.

We anticipate that the selection of a business combination will be complex and extremely risky. Management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the benefit of a publicly traded corporation because of:

     General economic conditions.

     Rapid technological advances being made in the Internet industry.

     Shortages of available capital.

Such perceived benefit of a publicly traded corporation may include:

     Facilitating or improving the terms on which additional equity financing may be sought.

     Providing liquidity for the principals of a business.

     Creating a means for providing incentive stock options or similar benefits to key employees.

     Providing liquidity, subject to restrictions of applicable statutes, for all shareholders.

Evaluation of Business Combinations

We will undertake the analysis of business combinations under the supervision of our officer and director, who is not a professional business analyst.

Because we will be subject to Section 13 or 15(d) of the Exchange Act, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d), we intend on voluntarily filing such reports.

Any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and your must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to us, it is possible that the promoters of an acquisition candidate have been unable to develop a going concern or that such business is in our development stage in that it has not generated significant revenues from its principal business activity prior to our merger or acquisition. There is a risk, even after the closing of a business combination and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The combination may involve new and untested products, processes, or market strategies that may not succeed. Such risks will be assumed by us and, therefore, our shareholders.

Business Combinations

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. The manner of the business combination will depend on:

     The nature of the acquisition candidate

     The respective needs and desires of us and other parties

     The management of the acquisition candidate opportunity

     The relative negotiating strength of us and such other management

You should note that any merger or acquisition closed by us can be expected to have a significant dilutive effect on our current shareholders and purchasers in this offering. On the closing of a business combination, the acquisition candidate will have significantly more assets and/or potential than us; therefore, management plans to offer a controlling interest in us to the acquisition candidate. While the actual terms of a transaction to which we may be a party cannot be predicted, we may expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management may choose to comply with these provisions. In addition, our director and officer may, as part of the terms of the acquisition transaction, resign as director and officer. Management may retain shares of the common stock (unless those shares, as part of the terms of the acquisition transaction, are sought by an acquisition candidate).

Management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or for a proposed business combination unless such a purchase is requested by an acquisition candidate as a condition to a merger or acquisition. Our officers and directors have agreed to comply with this provision. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

We anticipate that any securities issued in reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that may develop in our common stock may have a depressive effect on such market.

If at any time prior to the completion of this offering we enter negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

We will not enter into a business combination with any company, which is in any way wholly or partially beneficially owned by any officer, director, promoter or affiliate or associate of us. Our officers and directors have not approached and have not been approached by any person or entity with regard to any specific proposed business ventures with us. We will evaluate all possible business combinations brought to us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment, thereby allowing the investors the opportunity to fully evaluate the business combination.

We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination.

We will remain an insignificant player among the firms that engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a large number of other small public, blank check companies located throughout the United States.

Finding a Business Combination

Our management will actively search for potential acquisition candidates through Internet websites where companies post their intentions to be acquired. In addition, we may have our own web site or use other web sites so that companies seeking to be acquired can find us easily. Any such web site will allow interested companies to answer a due diligence questionnaire, and provide us with the information necessary to review and analyze their potential as a candidate. We may also decide to advertise our intention to acquire a company in legal or other publications. The cost of such advertising will be paid from the cash on hand.

Employees

We presently have no employees. Our officers and directors are engaged in business activities outside of us, and the amount of time they will devote to our business will only be approximately 5% of their workweek. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs or until a successful acquisition of a business has been completed.

Facilities

We are presently using the office of our Secretary, at no cost, as our office. Such arrangement is expected to continue after completion of this offering until a business combination is closed. There is currently no written rental agreement. We presently own no equipment, and do not intend to own any upon completion of this offering.

Legal Proceedings

We are not currently a party to any material legal proceedings.




                               MANAGEMENT

Executive Officers, Directors and Other Significant Employees

Name                      Age   Title

Scott D. Bengfort         50    President, Director
                                Chief Executive Officer, Treasurer


Brian S. French           32    Secretary, Director
                                Chief Financial Officer, Treasurer

Scott D. Bengfort, our President, Chief Executive Officer, and a Director, will devote approximately 5% of his time to our affairs. His responsibilities will include management of our operations as well as our administrative and financial activities. Scott has been a licensed Real Estate Agent with RE/MAX Associates in La Jolla, California since 1999. For over five years, he has been President of Financial Intelligence, Inc., a private personal services Nevada corporation. Financial Intelligence is the parent company of NetWarriors (www.netwarriors.com), an Internet services company specializing in Internet strategy development and website building, consulting, and the formation of strategic alliances. Financial Intelligence also owns the World Home Mart (www.worldhomemart.com) an as yet undeveloped Internet company. Scott is a member of the Microsoft Site Builders Network and Microsoft Direct Access, programs that keep members up to date with the advancements and future developments in the information technology industry. He holds a Bachelor of Science degree from the University of Iowa. He has numerous certifications of completion of Microsoft software, HTML, and computer hardware courses from New Horizons Computer Learning Center and Vortex Data Systems.

Brian S. French, our Secretary, Chief Financial Officer, Treasurer, and a Director, will devote approximately 5% of his time to our affairs. He has over ten years of combined experience in the areas of business management and corporate finance. Currently he serves as Controller and Chief Information Officer for Advanced Systems Group, Inc., a systems integrator specializing in enterprise class UNIX computing solutions. From 1993 to 1996 he was Controller for Hamon Contractors, a major highway contractor. From 1986 to 1993, he was the Controller for Aspen Marine Group, Inc.

Board of Directors

Our board of directors consists of six (6) authorized members and we currently have two (2) directors and four (4) vacancies. The terms of the Board of Directors will expire at the next annual meeting of stockholders.

No directors have been compensated for their activities as directors. In the future, our non-employee directors may be reimbursed for expenses incurred in connection with attending board and committee meetings and compensated for their services as board or committee members.



Executive Officers

Our officers are elected by the Board of Directors and hold office at the will of the Board.

Blank Check Companies

Our management has been involved in a previous blank check offering within the past five (5) years. From 1995 to February 2000, Brian French was a Director and Secretary of California Applied Research, Inc. ("CAR"). CAR is a "blank check" company that filed an SB-2 registration statement for a public offering and raised $100,000 of offering funds that went into a Rule 419 escrow. CAR was unable to complete a prescribed acquisition within 18 months and subsequently returned the investor funds. CAR deregistered all of securities under the SB-2 registration and is no longer a reporting company. CAR is presently completing a reverse merger acquisition.

Management Involvement

We have conducted no business as of yet. Our officers and directors will be the primary person involved in locating an acquisition candidate by speaking to business associates and acquaintances and searching the New York Times, the Wall Street Journal, other business publications and the Internet for acquisition candidates.

Management Control

Management may not divest themselves of ownership and control of us prior to the closing of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy through their own initiative may be changed.

Indemnification

Our articles of incorporation provide that we shall indemnify, to the full extent permitted by Nevada law, any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if specified standards are met. Although indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under these provisions, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Conflicts of Interest

Our proposed business raises potential conflicts of interest between us and its officers and directors. We have been formed for the purpose of locating suitable business opportunities in which to participate. Each member of management will not be devoting full time to us and is engaged in various other business activities. From time to time, in the course of such activities they may become aware of investment and business opportunities and may be faced with the issue of whether to involve us in such a transaction.

Our management is required by our by-laws to bring business opportunities to us insofar as they relate to business opportunities in which we have expressed an interest. Because our business is to locate a suitable business venture, management is required to bring such business opportunities to us. Potential conflicts may arise if a member of management does not disclose such potential business opportunities.

Members of management have organized other companies as "blank check" or "blind pool" companies and may do so in the future and offer their securities to the public. Management may have conflicts in the event that another "blank check" or "blind pool" company associated with management is actively seeking the acquisition of properties and businesses that are identical or similar to those that we may seek, should we complete this blank check offering.

A conflict will not be present as between us and another affiliated "blank check" or "blind pool" if, before we begin seeking acquisitions, such other blank check" or "blind pool" (1) enters into any understanding, arrangement or contractual commitment to participate in, or acquire, any business or property; and (2) ceases its search for additional properties or businesses identical or similar to those we may seek.

Conflicts also may not be present to the extent that potential business opportunities are appropriate for us but not for other affiliated "blank check" or "blind pool" (or vice versa), because of such factors as the difference in working capital available to us. If, however, at any time we and any other firms affiliated with management are simultaneously seeking business opportunities, management may face the conflict of whether to submit a potential business acquisition to us or to such other firms. In the event that an opportunity is appropriate to both us and another affiliated "blank check" or "blind pool" management intends to first offer such opportunity to that entity that first closed sale of its securities.

We will not invest the proceeds of this blank check offering in any entity affiliated with management with approval of either a majority of the disinterested directors or approval of disinterested shareholders holding a majority of our voting stock not owned by our officers and directors, beneficially and of record. Further, and in any event, we must comply with the reconfirmation offering requirements of Rule 419. We have established no other guidelines or procedures for resolving potential conflicts. Failure by management to resolve conflicts of interest in our favor may result in liability of management to us. Management has and will continue to have an affirmative obligation to disclose conflicts of interest to our Board of Directors or shareholders.

Other potential conflicts of interest include:

     The potential payment of a finder's fee, other than from the proceeds of this blank check offering, to members of management, to our shareholders or their affiliates if they bring a proposed business venture to us and we enter into such business venture;

     Demands on management's time from their other business interests; and

     The preferences to use the legal services of a major shareholder.


Executive Compensation

No compensation has been paid to any officers or directors since inception.

We may pay any of the following types of compensation or other financial benefit to our management or current stockholders:

     Consulting Fees

 -   Finders' Fees

 - Sales of insiders' stock positions in whole or in part to the private company, the blank check company and/or principals thereof.

 - Any other methods of payments by which management or current shareholders receive funds, stock, other assets or anything of value whether tangible or intangible

Employment Agreements

None of our executive officers are subject to an employment agreement at this time. We intend to enter into employment contracts with some of our executive officers in the near future.


                           CERTAIN TRANSACTIONS

In May 1999, the four founding shareholders received an aggregate of 124,000 shares of our common stock for cash and services rendered.

In October 1999, an officer received 1,000 shares of our common stock for services rendered.

We have agreed to pay our corporate attorney, who is also a stockholder, $5,000 cash for his legal services relative to the public offering at the time of an acquisition.


                          PRINCIPAL SECURITY HOLDERS

The following tables set forth information regarding the beneficial owners of our common stock, as of November 30, 1999, by the following individuals or groups:

     Each of our executive officers;

     Each of our directors;

     Each person, or group of affiliated persons, whom we know beneficially owns more than 5% of our outstanding stock; and

     All of our directors and executive officers as a group.

Except as otherwise noted, and subject to applicable community property laws, to the best of our knowledge, the persons named in this table have sole voting and investing power with respect to all of the shares of common stock held by them.

As of the table date we had 130,000 common shares outstanding, which were held by 8 shareholders.

Name and                        Amount and         Percent of Class
Address of                      Nature of     Before    After      After
Beneficial                      Beneficial     the      Maximum   Minimum
Owner                           Ownership     Offering  Offering  Offering

Scott D. Bengfort (1)(2)         31,000       23.8%     16.3%     20.7%
11403 Corta Playa Laguna
San Diego, CA 92124

Brian S. French (1)(2)            2,000        1.6%      1.0%      1.4%
1945 South Poplar Street
Denver, CO 80224

Dave Schwartz  (2)               31,000       23.8%     16.3%     20.7%
9201 East Mississippi Ave.
#E105
Denver, CO 80231

J. Michael Spinali (2)           31,000       23.8%     16.3%     20.7%
15524 Riparian Road
Poway, CA 92064

Robert C. Weaver, Jr.(2)         31,000       23.8%     16.3%     20.7%
721 Devon Court
San Diego, CA 92109

Named Officers and               33,000       20.2%     14.8%     18.0%
Directors As a Group

(1)  Officer or Director.
(2)  Control person.


                          DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 10,000,000 shares of common stock, $.001 par value, of which 130,000 shares were issued and outstanding as of November 30, 1999. All outstanding shares of our common stock are fully paid and nonassessable and the shares of our common stock offered by this prospectus will be, upon issuance, fully paid and nonassessable. The following is a summary of the material rights and privileges of our common stock.

      Voting. Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, including the election of directors. The holders of more than 50% of the voting power of our common stock issued and outstanding and entitled to vote and present in person or by proxy, together with any preferred stock issued and outstanding and entitled to vote and present in person or by proxy, constitute a quorum at all meetings of our shareholders. The vote of the holders of a majority of our common stock present and entitled to vote at a meeting, together with any preferred stock present and entitled to vote at a meeting, will decide any question brought before the meeting, except when Colorado law, our articles of incorporation, or our bylaws require a greater vote and except when Colorado law requires a vote of any preferred stock issued and outstanding, voting as a separate class, to approve a matter brought before the meeting. Holders of our common stock do not have cumulative voting for the election of directors.

      Dividends. Holders of our common stock are entitled to dividends when, as and if declared by the board of directors out of funds available for distribution. The payment of any dividends may be limited or prohibited by loan agreement provisions or priority dividends for preferred stock that may be outstanding.

      Preemptive rights. The holders of our common stock have no preemptive rights to subscribe for any additional shares of any class of our capital stock or for any issue of bonds, notes or other securities convertible into any class of our capital stock.

     Liquidation. If we liquidate or dissolve, the holders of each outstanding share of our common stock will be entitled to share equally in our assets legally available for distribution to our shareholders after payment of all liabilities and after distributions to holders of preferred stock legally entitled to be paid distributions prior to the payment of distributions to holders of our common stock.

Dividends

No dividends have been declared with respect to our common stock since inception. We are not likely to pay any dividends in the foreseeable future. We intend to reinvest any earnings in its operations.

Transfer Agent

We are currently acting as our own transfer agent. After completion of this Offering we will choose a registered transfer agent for our common stock.


                           PLAN OF DISTRIBUTION

We offer the right to subscribe for up to 60,000 shares at $5.00 per share. We are offering the shares directly on a best efforts, 20,000 share minimum basis. No compensation is to be paid to any person for the offer and sale of the shares.

Our directors and officers plan to distribute prospectuses related to this offering. The sales or selling efforts will be conducted by Scott Bengfort and Brian French. We estimate up to 100 prospectuses will be distributed in such a manner to acquaintances, friends and business associates.

Up to 80% of the shares may be purchased by our officers, directors, current shareholders and any of their affiliates or associates, including shares to reach the minimum.

Although our directors and officers are associated persons of us as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

     They are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities. They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

     They are not an associated person of a broker or dealers at the time of their participation in the sale of our securities.

     They will restrict their participation to the following activities:

          Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;

          Responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

          Performing ministerial and clerical work involved in effecting any transaction.

As of the date of this prospectus, we have retained no broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to our registration statement will be filed.

Neither we nor anyone acting on our behalf including our shareholders, officers, directors, promoters, affiliates or associates will request or encourage a market in these securities prior to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between us or anyone acting on our behalf and any market maker regarding the participation in the future trading market, if any, for our securities. We may use consultants to obtain market makers to commence trading after an acquisition. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise you to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Investors in this offering must make their own decisions regarding whether to hold or sell their shares. We will not exercise any influence over your decisions.

Limited State Registration

Initially, our securities may be sold in the State of Colorado only (although we are considering registering the shares in other states) pursuant to registration by filing. See "Risk Factors" for a discussion of the resale limitations that result from this limited state registration.

Method of Subscribing

Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $5.00 per share must be paid by check, bank draft or postal express money order payable in United States dollars to our order. You may not pay in cash.

Expiration Date

This offering will expire 180 days from the date of this prospectus.


                                 LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Robert C. Weaver, Jr., Esq., San Diego, California. He is presently the holder of 31,000 shares of our common stock.

                                   EXPERTS

Our financial statements at November 30, 1999, appearing in this prospectus and Registration Statement have been audited by Boros & Farrington PC, independent auditor, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus is a part of a registration statement on Form SB-2 filed by us with the SEC under the Securities Act. This prospectus omits certain information contained in the registration statement, and we refer you to the registration statement and to the exhibits to the registration statement for additional information about the common stock and us.

upon registration we will file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's public reference rooms located at it's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information on the operation of public reference rooms. You can also obtain copies of this material from the SEC's Internet web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.










SPECIAL ACQUISITIONS, INC.
(A Development Stage Company)

Financial Statements
and
Independent Auditor's Report
November 30, 1999


                           SPECIAL ACQUISITIONS, INC.
                         (A Development Stage Company)

                              Table of Contents


                                                                  Page
Independent Auditor's Report                                      F-1
Audited Financial Statements:
Balance Sheet                                                     F-2
Statements of Operations                                          F-3
Statements of Changes in Stockholders' Equity                     F-4
Statements of Cash Flows                                          F-5
Notes to Financial Statements                                     F-6










INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Special Acquisitions, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Special Acquisitions, Inc. at November 30, 1999 and the related statements of changes in stockholders' equity, operations, and cash flows for the period from March 26, 1999 (date of inception) to November 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Special Acquisitions, Inc. at November 30, 1999, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Boros & Farrington PC
San Diego, California
December 7, 1999



SPECIAL ACQUISITIONS, INC.
(A Development Stage Company)
Balance Sheet
November 30, 1999


ASSETS
Current assets
 Cash                                                    $ 12,500

Other assets
Deferred public offering costs                              5,000
                                                         $ 17,500

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accrued liabilities                                     $  5,000

Contingencies and commitments (notes 2, 4 and 5)

Stockholders' equity
 Common stock, $.001 par value per share;
  10,000,000 shares authorized; 130,000 shares
  issued and outstanding                                     130
 Additional paid-in capital                               16,870
 Deficit accumulated during the development stage         (4,500)
                                                          12,500
                                                         $17,500





The accompanying notes are an integral part of this statement.




SPECIAL ACQUISITIONS, INC.
(A Development Stage Company)
Statement of Operations
From March 26, 1999 (Date of Inception) To November 30, 1999



Expenses

 Stock issued for services                               $   4,500

Weighted average number of shares                          125,000

Net loss per common share                                  $(0.04)





The accompanying notes are an integral part of this statement.


SPECIAL ACQUISITIONS, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity

                                                                             Deficit
                                                                             Accumulated
                                                                Additional   During
                                                  Common Stock  Paid-In      Development
                                              Shares    Amount  Capital      Stage    Total
Shares issued as of May 5, 1999
  during the formation of the Company, for
  services valued at $.02 per share to:
    Officers and directors                    124,000    $124   $ 1,876      $   -    $ 2,000
 Shares issued to officer for
  services of $2.50
  per share in October 1999                     1,000       1     2,499          -      2.500
 Shares issued for cash at $2.50 per
  share in November 1999                        5,000       5    12,495          -     12,500
 Net loss for the period                            -       -         -       (4.500)    (200)
Balance at November 30, 1999                  130,000    $130   $14,570      $(4,500) $12,500


The accompanying notes are an integral part of this statement.


SPECIAL ACQUISITIONS, INC.
(A Development Stage Company)
Statement of Cash Flows
From March 26, 1999 (Date of Inception) To November 30, 1999



Cash flows from operating activities

 Net loss                                                 $  (4,500)
 Non-cash items included in the net loss
  Stock issued for services                                   4,500
   Net cash from operating activities                             -

Cash flows from financing activities
 Proceeds from sale of common stock                          12,500

Increase in cash                                            $12,500





The accompanying notes are an integral part of this statement.


1.	ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
	Organization.  	Special Acquisitions, Inc. (the "Company") was
incorporated under the laws of the State of Nevada on March 26, 1999.
The Company's year end is December 31, 1999. The Company is in the development stage as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. Planned principal operations of the Company have not yet commenced, and activities to date have been limited to its formation and obtaining its initial capitalization. The Company intends to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons who or firms which desire to employ the Company's funds in their business or seek the perceived advantages of a publicly held corporation.
	Deferred Costs Related To Proposed Public Offering. Costs incurred in connection with the proposed public offering of common stock have been deferred and will be charged against capital if the offering is successful or against operations if it is unsuccessful.
	Shares Issued In Exchange For Services. The fair value of shares issued in exchange for services rendered to the Company was determined by the Company's officers and directors.
	Income Taxes. The Company has made no provision for income taxes because of financial statement and tax losses since its inception. As of November 30, 1999, the Company has deferred tax assets of approximately $2,000 relating primarily to the capitalization of start-up costs for tax purposes. A valuation allowance has been provided to reduce the deferred tax assets to zero.
	Net Loss Per Common Share. The net loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding. For purposes of computing the weighted average number of shares, all stock issued with regards to the founding of the Company is considered to be "cheap stock" as defined in SEC Staff
Accounting Bulletin 4D and is therefore counted as outstanding for the entire period.
	Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2.	GOING CONCERN CONTINGENCY
	The Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern.
	In order to begin any significant operations, the Company will have to pursue other sources of capital, such as additional equity financing as discussed in Note 4. There is no assurance that the Company will be able to obtain such financing. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


3.	RELATED PARTY TRANSACTIONS
	In October 1999, an officer of the Company received 1,000 shares of common stock for services rendered.
	See also Note 5 regarding a legal fee relative to the public offering of common stock.

4.	CONTINGENT PUBLIC OFFERING OF COMMON STOCK
	On May 5, 1999, the board of directors authorized the Company to sell in a public offering a minimum of 5,000 and a maximum of 100,000 shares of common stock pursuant to an effective registration statement on Form
SB-2 filed under the Securities Act of 1933. Each share shall have a purchase price of $5.00.
	Proceeds from the public offering shall be deposited into an escrow account with an independent third party, pursuant to an escrow agreement between the Company and the Escrow Agent. The securities to be issued to investors must also be deposited into this escrow account.
The deposited funds and the deposited securities may not be released until an acquisition, meeting certain specified criteria, has been made and a sufficient number of investors reconfirm their investment in accordance with certain specified procedures. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, must be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited proceeds (and any interest earned thereon) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date, the deposited proceeds will be returned on a pro rata basis to all investors.

5.	LEGAL FEE
	The Company has agreed to pay its corporate attorney, who is also a stockholder of the Company, $5,000 cash for his legal services relative to the public offering upon the registration statement for the public offering (see Note 4 above) becoming effective. This obligation has been accrued in the accompanying balance sheet and the costs are included in deferred public offering costs.


                               *****